UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 4, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 4, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a Master Services Agreement (the “MSA”) with Insights Pharmaceutical Research LLC (“IROS”), a contract research organization based in the United Arab Emirates and an affiliate of Group 42 Holding Ltd. and Mubadala Investment Company PJSC. The MSA establishes the terms and conditions under which IROS will provide clinical research services to in support of the Company’s clinical development programs in the UAE. The MSA will be transferred to the Company’s controlled UAE subsidiary (NuroCure) once its incorporation is complete.

Under the MSA, IROS will serve as the Company’s contract research organization for clinical trials conducted in the UAE and will be responsible for regulatory submissions, site selection and management, clinical monitoring, data management, and trial reporting activities, in accordance with Good Clinical Practice guidelines and applicable UAE and FDA regulations. Each specific project or study will be governed by a separate work order under the MSA.

The first work order to be executed under the MSA covers a multi-site, randomized Phase 2b/3 study titled A Multi-Site, Randomized, Phase 2b/3 Study Evaluating Overall Survival of Intranasal NEO100 in Patients with Progressive or Recurrent Grade III Astrocytomas and Glioblastoma Multiforme (GBM), Stratified by IDH1 Mutation Status, Compared to Best Standard of Care. The initial work order has an estimated budget of approximately $2.4 million in service fees and $0.1 million in pass-through costs, payable in four milestone-based installments through study completion. The Company retains all rights to clinical data, intellectual property, and regulatory filings arising from the studies performed under the MSA.

The MSA sets out the general terms on which all projects will be conducted. In addition to performance commitments and payment terms, it includes customary provisions relating to confidentiality, indemnification and liability, insurance, audit and inspection, data protection, termination rights, compliance with applicable laws and dispute resolution. The agreement is governed by the laws of the Abu Dhabi Global Market.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing two major strategic developments that solidify its expansion into the Middle East. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Master Services Agreement, dated October 4, 2025
99.1	Press Release, dated October 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

2